UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices including Zip Code)

Registrant's telephone number, including area code: (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amended and Restated 2012 Omnibus Incentive Compensation Plan
On February 8, 2016, the Board of Directors (the “Board”) of Anadarko Petroleum Corporation (the “Company”) approved an amendment and restatement of the Company’s 2012 Omnibus Incentive Compensation Plan (the “2012 Omnibus Plan” and, as amended and restated, the “Amended 2012 Omnibus Plan”), subject to the final approval of the Company’s stockholders. The Amended 2012 Omnibus Plan was then submitted to the Company’s stockholders at its Annual Meeting of Stockholders on May 10, 2016 (the “2016 Annual Meeting”), and the Amended 2012 Omnibus Plan became effective upon the Company’s receipt of its stockholders’ approval of the Amended 2012 Omnibus Plan at the 2016 Annual Meeting.
The primary revisions included in the Amended 2012 Omnibus Plan are as follows:

•	Increase the number of shares of common stock that the Company may issue under the Amended 2012 Omnibus Plan by 25,500,000 shares;

•	Impose a limit on the amount of compensation, including cash and equity, that may be paid to a non-employee director in a single calendar year;

•
Increase the amount by which the shares that remain available for issuance will be reduced in connection with the grant of a full value award (an award other than an option or stock appreciation right which is settled by the issuance of shares of common stock) from 1.80 shares to 2.39 shares;

•
Revise the annual, calendar-year limitations on various awards that may be granted under the Amended 2012 Omnibus Plan in order to qualify certain awards as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	Extend the term until May 10, 2026;

•	Impose minimum vesting requirements on stock options and stock appreciation rights granted under the Amended 2012 Omnibus Plan, subject to certain limited exceptions;

•	Clarify that upon a qualifying termination following a change of control, performance-based awards will be vested based on actual performance; and

•	Other clarifying and ministerial changes.
Unless terminated earlier, the Amended 2012 Omnibus Plan will remain effective until all of the shares of the Company’s common stock reserved for issuance have been issued, or the tenth anniversary of the Amended 2012 Omnibus Plan’s effective date. Employees of the Company, or any subsidiary of the Company, or a consultant that provides services to the Company or a subsidiary of the Company, including non-employee members of the Board, are eligible participants under the Amended 2012 Omnibus Plan.

Subject to adjustment as provided in the Amended 2012 Omnibus Plan, a maximum of 40,960,362 of the Company’s shares of common stock (or 35,080,746 after reduction to give effect to awards granted under the 2012 Omnibus Plan after December 31, 2015 and prior to the 2016 Annual Meeting) will be reserved for issuance under the Amended 2012 Omnibus Plan on or after its effective date. The shares to be delivered under the Amended 2012 Omnibus Plan may be made available from any combination of shares held in the Company’s treasury or authorized but unissued shares of the Company’s common stock. The Amended 2012 Omnibus Plan will be administered by the Compensation and Benefits Committee of the Board (the “Compensation Committee”) with respect to all participants who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Insiders”), or with respect to individuals who are reasonably deemed to be a “Covered Employee” as defined in Section 162(m) of the Code. With respect to participants other than Section 16 Insiders or Covered Employees, the Amended 2012 Omnibus Plan may be administered by the Management Committee, which is comprised of the Company’s Chief Executive Officer (so long as that officer is a member of the Board) and such other members of the Board as may be appointed to the Management Committee by the Board from time to time. The applicable plan administrator is responsible for administering the Amended 2012 Omnibus Plan and has the discretionary power to interpret the terms and intent of the Amended 2012 Omnibus Plan and any related documentation, to determine eligibility for awards and the terms and conditions of awards, to adopt rules, regulations, forms, instruments and guidelines and to exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Amended 2012 Omnibus Plan.
The Amended 2012 Omnibus Plan provides for awards of stock options (which may be designed to qualify as incentive stock options under Section 422 of the Code, or they may be designed as nonstatutory stock options), stock appreciation rights (either in tandem with a stock option award or as a stand-alone award), restricted stock, restricted stock units, performance awards (which may be in the form of performance shares or performance units), incentive awards, cash awards or “other” stock-based awards (which may include the grant or offer for sale of unrestricted shares of the Company’s common stock and awards or shares of the Company’s common stock in lieu of obligations to pay cash or deliver other property or common stock to an individual). The Amended 2012 Omnibus Plan imposes annual per-participant award limits and all awards under the Amended 2012 Omnibus Plan are subject to the terms, conditions and limitations as determined by the applicable plan administrator.
Awards that are intended to meet the requirements of Section 162(m) of the Code (other than stock options and stock appreciation rights) will be designed using certain predetermined performance goals which were approved by the Company’s stockholders at the 2016 Annual Meeting. These performance goals are listed within the Amended 2012 Omnibus Plan document attached hereto.
Unless otherwise provided in a participant’s award or other agreement, in the event of a change of control (as defined in the Amended 2012 Omnibus Plan) of the Company and the termination of the participant’s employment or service without cause or for good reason (as defined in the Amended 2012 Omnibus Plan) during the protection period applicable to the participant, any outstanding stock option or stock appreciation right will become fully exercisable, and any outstanding performance share, performance unit, restricted stock, restricted stock unit, other stock-based award or other cash award that was forfeitable will become non-forfeitable and fully vest, and to the extent applicable, will be converted into shares of the Company’s common stock or cash; provided, however, that any performance-based awards will vest only to the extent the underlying performance goals are satisfied, with the amount of vesting based on actual performance. Unless provided otherwise in an award agreement, all other stock-based awards held by a non-employee member of the Board will generally be paid to the participant within thirty days after the date of a change of control, except that no such awards will be paid to the participant if he or she continues to serve as a member of the Board or upon the board of directors of the Company’s successor, until such time such awards would otherwise be paid.
Each participant’s award shall be conditioned on repayment or forfeiture in accordance with any Company policy, applicable law, including the Sarbanes-Oxley Act of 2002 and/or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and any relevant provisions in the related award agreement.

The Compensation Committee may amend the Amended 2012 Omnibus Plan as it may deem proper and in the best interests of the Company, provided however that to the extent the amendment is required by applicable law, regulation or stock exchange rule to be submitted for stockholder approval, the approval of the Board will also be obtained. No change can be made to any award granted under the Amended 2012 Omnibus Plan without the consent of the participant if such change would impair the right of the participant under the provisions of the award to acquire or retain common stock or cash that the participant may have otherwise acquired.
For additional information about the Amended 2012 Omnibus Plan, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 18, 2016.
The foregoing description of the Amended 2012 Omnibus Plan is qualified in its entirety by reference to the Amended 2012 Omnibus Plan, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2016 Annual Meeting on May 10, 2016. The proposals voted upon at the 2016 Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 18, 2016.

1. Each of the eleven nominees for director was elected to serve a one-year term expiring at the 2017 Annual Meeting of Stockholders. Votes regarding the persons elected as directors were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes

Anthony R. Chase	404,972,113	1,315,611	585,340	40,204,433
Kevin P. Chilton	405,497,849	791,778	583,437	40,204,433
H. Paulett Eberhart	400,806,115	5,772,851	294,098	40,204,433
Peter J. Fluor	392,906,049	13,381,512	585,503	40,204,433
Richard L. George	405,134,144	1,150,913	588,007	40,204,433
Joseph W. Gorder	388,735,291	17,837,698	300,075	40,204,433
John R. Gordon	390,542,490	16,033,369	297,205	40,204,433
Sean Gourley	405,741,905	825,690	305,469	40,204,433
Mark C. McKinley	405,552,472	730,778	589,814	40,204,433
Eric D. Mullins	405,386,711	893,064	593,289	40,204,433
R. A. Walker	401,530,846	3,502,914	1,839,304	40,204,433

2. The appointment of KPMG LLP as the Company’s independent auditor for 2016 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
443,127,173	3,620,501	329,823	—

3. The stockholders approved the Amended 2012 Omnibus Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
388,078,986	18,184,320	609,758	40,204,433

4. The stockholders approved, on an advisory basis, the compensation for the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
250,020,027	155,908,613	944,424	40,204,433

5. A stockholder proposal regarding a report on carbon risk was not approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
137,386,257	189,608,252	79,878,555	40,204,433

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan, as Amended and Restated Effective as of May 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION
(Registrant)

May 16, 2016	By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Senior Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan, as Amended and Restated Effective as of May 10, 2016.